Execution Version

Exhibit 10.4

AMENDMENT #2 TO RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

THIS AMENDMENT #2 RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (this “Amendment”) is entered into as of January 23, 2009, by and between INTERNATIONAL PAPER COMPANY, a New York corporation (“IPCO”), and RED BIRD RECEIVABLES, LLC, a Delaware limited liability company formerly known as Red Bird Receivables, Inc. (“Buyer”), and pertains to the Receivables Sale and Contribution Agreement between IPCO and Buyer dated as of March 13, 2008 (the “Existing Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Existing Agreement.

W I T N E S S E T H :

WHEREAS, the parties wish to modify the Existing Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments. Effective on the date hereof, upon satisfaction of each of the conditions precedent set forth in Section 3 below:

1.1 Section 1.7 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

Section 1.7 Characterization. If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale or contribution by IPCO to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, IPCO hereby grants to Buyer a duly perfected security interest in all of IPCO’s right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections and Related Security with respect thereto, each Lock Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of IPCO hereunder (collectively, the “IPCO Collateral”), which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. In the case of any Recharacterization, each of IPCO and the Buyer represents and warrants as to itself that each remittance of Collections by IPCO to Buyer hereunder will have been (i) in payment of a debt incurred by IPCO in the ordinary course of business or financial affairs of IPCO and the Buyer and (ii) made in the ordinary course of business or financial affairs of IPCO and the Buyer.

1.2 The following new definition is hereby inserted into Exhibit I to the Existing Agreement in the appropriate alphabetical order:

“Recharacterization” has the meaning set forth in Section 1.7 of the Agreement.

2. Representations.

2.1. IPCO hereby represents and warrants to the other parties hereto that it has duly authorized, executed and delivered this Amendment and that this Amendment constitutes, a legal, valid and binding obligation of IPCO, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

2.2. IPCO further represents and warrants to the other parties hereto that, after giving effect to this Amendment, each of its representations and warranties set forth in Section 2.1 of the Existing Agreement is true and correct as of the date hereof.

3. Condition Precedent. This Amendment shall become effective upon the Administrative Agent’s receipt of a counterpart hereof duly executed by each of the parties hereto and consented to by the Administrative Agent.

4. Miscellaneous.

4.1. Except as expressly amended hereby, the Existing Agreement shall remain unaltered and in full force and effect, and each of the parties hereto ratifies and confirms each of the Transaction Documents to which it is a party.

4.2. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

4.3. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment.

4.4. To the fullest extent permitted by applicable law, delivery of an executed counterpart hereof via facsimile or via electronic mail of a .pdf copy hereof, shall have the same force and effect as delivery of an executed original hereof.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

INTERNATIONAL PAPER COMPANY

By:	/s/ Errol A. Harris
Name: Errol A. Harris
Title: Vice President and Treasurer

RED BIRD RECEIVABLES, LLC

By:	/s/ D.E. Arick
Name: David E. Arick
Title: President

By its signature below, the undersigned hereby consents to the foregoing Amendment pursuant to Section 7.1(i)(xiv) of the Credit and Security Agreement:

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:	/s/ Tom Sullivan
Name: Tom Sullivan
Title: